Exhibit 99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-269645) of PIMCO Dynamic Income Opportunities Fund of our report dated August 25, 2023 relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
August 31, 2023